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                                                                   EXHIBIT 10.32


[Digital Financial Services Letterhead]

MASTER LEASE AGREEMENT NO. 6672336

MASTER LEASE AGREEMENT dated as of February 12, 1997 by and between Digital Financial Services, a division of General Electric Capital Corporation (hereinafter called "Lessor"), having its principal place of business at 1400 Computer Drive, Westborough, Massachusetts 01581, and Amazon.Com, Inc. (hereinafter called "Lessee") having its principal place of business at 1516 Second Avenue, Fourth Floor, Seattle, WA 98101.

Lessee and Lessor hereby agree to the Terms and Conditions of Lease set forth below on pages 1 through 4, and further agree that the only amendment, modification or waiver of the terms hereof must be in writing signed by both parties. THIS AGREEMENT AND EACH LEASE WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

LESSEE:  Amazon.Com, Inc.              LESSOR:  Digital Financial Services, a
division of
                                                General Electric Capital
Corporation

By: Jeff P. Bezos                               By:
    ------------------------------                 ---------------------------
    (Signature)                                    (Signature)

    Jeff P. Bezos
    ------------------------------                 ---------------------------
    (Print Or Type Name)                           (Print Or Type Name)

    President/CEO
    ------------------------------                 ---------------------------
    (Print Or Type Title)                          (Print Or Type Title)


                          TERMS AND CONDITIONS OF LEASE
1.    LEASE OF PROPERTY

      Lessor agrees to lease to Lessee, subject to the terms of this Master Lease Agreement (this "Agreement") the equipment (the "Equipment") and/or software ("Software") listed on each schedule executed from time to time pursuant to this Agreement (each, an "Equipment Schedule").

      Each Equipment Schedule shall be substantially in either the form annexed hereto as Schedule "A" Commercial or Schedule "A" Tax Oriented, shall incorporate by reference therein all of the terms and conditions of this Agreement, and shall include such other terms and conditions upon which the parties may agree.

      Each Equipment Schedule will constitute a separate agreement (each, a "Lease") for the lease of the Equipment and, if applicable, for the payment of any software license fee being financed ("Software License Fee") with respect to items of operating or application Software listed on such Equipment Schedule.

      Lessor and Lessee agree that each Lease is a "Finance Lease" as defined by
Section 103 of Article 2A of the Uniform Commercial Code, and that Lessor has not selected, manufactured or supplied the Equipment and/or Software, and is acquiring the Equipment for the purposes of leasing it to Lessee pursuant to the Lease.

2.    TERM

      The term of this Agreement shall commence on the date set forth above and shall continue in effect thereafter as long as any Lease entered into pursuant to this Agreement remains in effect. The term of each Lease shall commence on the date the Equipment and/or Software is accepted by Lessee as set forth in
Section 6 "Delivery and Lessee Acceptance" ("Commencement Date") and shall continue thereafter for the number of months/years set forth in such Lease ("Initial Term").

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3.    LEASE PAYMENTS

      As rent ("Lease Payments") for the Equipment and/or Software subject to any Lease, Lessee hereby agrees to pay the amounts specified in the related Equipment Schedule at the times specified therein. LESSEE AND LESSOR ACKNOWLEDGE THAT EACH LEASE CONSTITUTES A NET LEASE AND SUCH LEASE PAYMENTS ARE TO BE MADE WITHOUT NOTICE OR DEMAND AND WITHOUT ABATEMENT, DEDUCTION OR SET-OFF OF ANY AMOUNT WHATSOEVER, AND LESSEE FURTHER ACKNOWLEDGES THAT ITS OBLIGATION TO PAY LEASE PAYMENTS AND ANY OTHER AMOUNTS OWING HEREUNDER AND UNDER ANY LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL. LESSEE AGREES THAT NO LEASE ENTERED INTO IN CONNECTION WITH THIS AGREEMENT MAY BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.

      Lease Payments shall be paid to Lessor at the address of Lessor set forth above or at such other address as Lessor may designate from time to time in writing or, if such Lease Payments are payable to an Assignee (as such term is defined in Section 17 hereof), then at the address designated from time to time by such Assignee in writing.

      Any Lease Payments or other sums payable under any Lease which are not paid when due shall be subject to a late charge of five cents ($.05) per dollar on and in addition to such Lease Payment or other sum, or such lesser amount as may be the maximum permitted by law, to compensate Lessor for additional collection costs not contemplated by the Lease.

4.    ASSIGNMENT OF PURCHASE DOCUMENTS

      Lessee hereby assigns to Lessor all of Lessee's rights and interest in and to: (a) the Equipment described in any Equipment Schedule and (b) any purchase order, contract or other documents (collectively, "Purchase Documents") relating thereto that Lessee has entered into with the seller of the Equipment as specified in such Equipment Schedule (the "Seller"). The foregoing assignment is an assignment of rights only, and Lessee shall remain liable for all obligations under the Purchase Documents except for the obligation to pay for the Equipment as described in Section 7 hereof. If the Seller is not Digital Equipment Corporation, Lessee shall deliver to Lessor a writing acceptable to Lessor whereby Seller acknowledges, and provides any required consent to, such assignment. If Lessee has not entered into any Purchase Document for the Equipment with Seller, Lessee authorizes Lessor to act as Lessee's agent to issue a purchase order to Seller for the Equipment and for associated matters and such purchase order shall be considered a Purchase Document for the purposes of this Section 4. By entering into the applicable Equipment Schedule, Lessee represents and warrants that Lessee either (y) has reviewed, approved and received a copy of the associated Purchase Documents, or (z) has been informed by Lessor (i) of the identity of the Seller, (ii) that Lessee may have rights under the Purchase Documents and (iii) that Lessee may contact Seller for a description of such rights.

5.    SOFTWARE PRODUCE LICENSE AND FINANCING OF LICENSE FEE

      Lessee acknowledges that any Software listed on any Equipment Schedule or incorporated as a component of any Equipment listed on such Equipment Schedule is furnished to Lessee under separate software product license or licenses with the licenser thereof ("Licensor"). Any separately stated license fee for such Software is shown on the applicable Equipment Schedule as the Software License Fee. Lessee's rights to the Software are governed by its license agreement with the Licensor. Lessee shall have a continuing right to use the Software with the Equipment (or as otherwise provided) in accordance with the terms and conditions of such license agreement upon payment of all amounts due under the applicable Lease.

6.    DELIVERY AND LESSEE ACCEPTANCE

      Lessee shall cause the Equipment and/or Software to be delivered to Lessee at the location shown on the applicable Equipment Schedule, and Lessee shall accept the Equipment and/or Software as soon as it is delivered or, if acceptance criteria is specified in the applicable Purchase Documents or Software license, as soon as it has met such criteria. Lessee shall evidence its acceptance of the Equipment and/or Software and commencement of the Lease with respect thereto by executing and delivering to Lessor a Certificate of Acceptance substantially in the form of Schedule B hereto. By such



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execution and delivery, Lessee (a) represents and warrants that it has selected the Equipment and Software, (b) irrevocably accepts such Equipment and Software subject to the Lease, and (c) confirms the Commencement Date of the Lease.

7.    PURCHASE OF EQUIPMENT

      Provided that no Event of Default (as defined in Section 22) exists, and no event has occurred and is continuing that with notice or lapse of time or both constitutes an Event of Default, Lessor shall be obligated to purchase the Equipment from Seller and advance the Software License Fee to the Licensor, as the case may be, and to lease the same to the Lessee if (and only if) Lessor receives on or before the "Latest Commencement Date" set forth in the applicable Equipment Schedule, the related Certificate of Acceptance and said Equipment Schedule (both executed by the Lessee), and such other documents and assurances as Lessor may reasonably request. If for any reason a Lease does not commence by such Latest Commencement Date, Lessor shall have no obligation to purchase the Equipment or advance the Software License Fee, and Lessor may reassign to Lessee all rights under the Purchase Documents and Lessee shall be liable to Seller and Licensor for any payment due under the Purchase Documents or any Software license documents, respectively. Notwithstanding anything herein to the contrary, if there is a material adverse change in Lessee's financial condition prior to the Commencement Date of any Lease, Lessor may, upon notice, cancel its obligations under such Lease to lease the Equipment and/or Software to Lessee.

8.    QUIET ENJOYMENT AND DISCLAIMER OF WARRANTIES

      (a) So long as Lessee shall not be in default of any of the provisions of this Agreement and any Lease, neither Lessor nor any Assignee of Lessor will disturb Lessee's quiet and peaceful possession of the Equipment and/or Software and Lessee's unrestricted use thereof for the purposes intended.

      (b) Disclaimer of Warranties: Lessee acknowledges that it has made the selection of each item of Equipment and Software based upon its own judgment and expressly disclaims any reliance upon statements made by Lessor. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND SOFTWARE AND HEREBY DISCLAIMS THE SAME. LESSOR SHALL HAVE NO LIABILITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, GENERAL, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL, INCURRED BY LESSEE AS A RESULT OF ANY DEFECT OR MALFUNCTION OF THE EQUIPMENT OR SOFTWARE. LESSEE SHALL LOOK SOLELY TO THE EQUIPMENT SELLER OR SOFTWARE LICENSOR FOR ANY AND ALL CLAIMS RELATED TO THE EQUIPMENT OR SOFTWARE. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SELLER NOR THE LICENSOR NOR ANY SALESPERSON OR AGENT OF THEM IS AN AGENT OF LESSOR. NO SALESPERSON OR AGENT OF THE SELLER OR LICENSOR IS AUTHORIZED TO WAIVE OR ALTER THIS AGREEMENT OR ANY LEASE, AND NO REPRESENTATION BY THEM SHALL IN ANY WAY AFFECT LESSEE'S DUTY TO PAY THE LEASE PAYMENTS AND PERFORM ITS OBLIGATIONS UNDER ANY LEASE. LESSOR HEREBY ASSIGNS TO LESSEE, FOR AND DURING THE TERM OF THE APPLICABLE EQUIPMENT SCHEDULE, ANY WARRANTY ON THE EQUIPMENT OR SOFTWARE PROVIDED BY THE SELLER OR LICENSOR.

9.    TITLE, LOCATION AND INSPECTION

      Title to each item of Equipment leased hereunder shall remain with Lessor at all times, and Lessee shall nave no right, title or interest therein except as expressly set forth in the Lease of such Equipment. Lessee at its expense will protect and defend Lessor's title and the interest of any Assignee to the Equipment and will keep the Equipment free and clear from any and all claims, liens, encumbrances and legal processes of Lessee's creditors and other persons.

      Lessee shall not move any Equipment from the location shown on the applicable Equipment Schedule without in each instance obtaining Lessor's prior written consent thereto. All items of Equipment shall at all times be and remain personal property notwithstanding that any such Equipment may now or hereafter be attached or fixed to realty. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone so claiming through Lessor.



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      Lessor shall have the right, upon reasonable prior notice to Lessee and during Lessee's regular business hours, to inspect the Equipment at its location.

      Lessee shall, upon request of Lessor, make Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection.

10.   RETURN OF EQUIPMENT

      Upon termination (by expiration or otherwise) of each Lease and unless the Equipment is purchased as provided in the applicable Equipment Schedule, Lessor or such other party as may be appointed by Lessor shall, at Lessee's sole cost and expense, de-install the Equipment and prepare the Equipment for return to Lessor. Lessee shall, pursuant to Lessor's instructions and at Lessee's sole cost and expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, except for normal depreciation and wear and tear, and eligible for a maintenance contract with the manufacturer or the Equipment at standard rates. Lessee shall return the Equipment to Lessor at such address within the continental United States as directed by Lessor.

11.   USE AND MAINTENANCE

      Lessee shall use the Equipment in a good and careful manner and in compliance with applicable operating instructions and all applicable laws and regulations, including without limitation all applicable environmental laws and regulations, and for no purpose other than that for which such Equipment was designed.

      Lessee, at its sole cost and expense, shall maintain the Equipment in good repair, condition and working order, shall enter into and maintain in full force and effect during the term of the applicable Lease a standard maintenance contract with the Seller or such other party reasonably acceptable to Lessor, and shall comply with all of its obligations contained therein. Lessee shall, at Lessor's request, provide Lessor with a copy of such maintenance contract. All parts furnished in connection with such maintenance or repairs shall become property of Lessor and part of the Equipment for all purposes hereof.

12.   ALTERATIONS AND ATTACHMENTS

      Without the prior written consent of Lessor, Lessee shall not make any alterations, modification or attachments to the Equipment. All such permitted alterations, modifications and attachments made to the Equipment which cannot be removed readily without materially damaging the functional capabilities or economic value of the Equipment shall become the property of the Lessor and a part of the Equipment for all purposes hereof.

13.   INSURANCE

      For the entire term of each Lease and until Lessee returns or purchases the Equipment pursuant to the terms of such Lease, Lessee shall purchase and maintain at its own expense, (a) insurance against the loss of or damage to the Equipment, including, without limitation, loss by fire or other casualty, and
(b) public liability and property damage insurance. All such insurance shall be in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Each insurance policy will name Lessee as an insured and Lessor as an additional insured and loss payee, and shall contain a clause requiring the insurer to give Lessor at least thirty (30) days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence showing that such insurance coverage is in effect. Lessee further agrees to give Lessor prompt notice of any insurance claims made or to be made pursuant to this Section. Lessee shall immediately upon notice from Lessor cause any Assignee to be named as additional insured and/or loss payees, as their interests may appear, under any insurance policy carried by Lessee with respect to the Equipment.

14.   TAXES

      In addition to Lease Payments as provided for herein, Lessee shall pay when due all fees, assessments and sales, use, property, excise and other taxes or levies of whatever nature now or hereafter imposed by any governmental body or agency upon any Lease or any Equipment and/or Software; provided, however, Lessee shall not be liable for any corporate



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franchise taxes and/or taxes imposed upon the net income of Lessor. Applicable sales and use taxes will be added to the Lease Payments unless Lessee provides evidence of direct payment authority or an exemption certificate valid in the state to which the Equipment will be shipped.

15.   RISK OF LOSS

      Lessee hereby assumes and bears the entire risk of loss, theft, damage to or destruction of the Equipment during the continuance of the applicable Lease. No such event shall relieve Lessee from its obligation to make Lease Payments or to perform any of its other obligations or pay any other sums payable by Lessee or under such Lease, except if such Lease terminates pursuant to Subsection (c) below.

      In the event of loss or damage to any Equipment, Lessee shall immediately give notice thereof to Lessor and Lessee shall, at the option of Lessor:

      (a) place such Equipment in good repair, condition and working order, or

      (b) replace such Equipment with identical Equipment in good repair, condition and working order, with clear title thereto in Lessor, or

      (c) pay to Lessor in cash within thirty (30) days after demand therefor an amount equal to the total Lease Payments and other sums then due and owing under such Lease and either (i) the appropriate sum (herein called "Stipulated Loss Value") set forth in the applicable Lease or (ii) if no such Stipulated Loss Value is so set forth in said Lease, the amount of all Lease Payments remaining and to become due thereunder with respect to the affected Equipment plus the option price contained in any applicable purchase option set forth in said Lease and the amount equal to any increased tax liability to Lessor, including interest and penalties, arising from the loss to Lessor of any Federal tax benefits under the Internal Revenue Code of 1986, as may be amended, with respect to such Lease and the affected Equipment.

      Upon payment by Lessee as aforesaid, Lessor shall transfer to Lessee, WITHOUT RECOURSE OR WARRANTY, EXPRESS OR IMPLIED (except for usual warranties of title), all of Lessor's right, title and interest, if any, in such Equipment on an "AS IS", "WHERE IS" basis. The proceeds of any insurance payable with respect to any loss or damage to the Equipment shall be applied at the option of Lessor either towards (i) Lessee's replacement, restoration or repair of the Equipment, or (ii) payment of any of Lessee's other obligations under the applicable Lease. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, or receive payment of and execute and endorse all documents, checks or drafts issued with respect to such loss or damage under any insurance policy relating thereto.

16.   NO ASSIGNMENT BY LESSEE

      LESSEE SHALL NOT TRANSFER, SELL, ASSIGN, SUBLET, SUBLICENSE, PLEDGE OR OTHERWISE DISPOSE OF, ENCUMBER OR SUFFER A LIEN OR ENCUMBRANCE UPON OR AGAINST LESSEE'S INTEREST IN ANY LEASE OR THE EQUIPMENT WITHOUT IN EACH SUCH INSTANCE OBTAINING THE PRIOR WRITTEN CONSENT OF LESSOR THERETO, which consent shall not be unreasonably withheld. Any attempt by Lessee to do any of the foregoing without such consent shall be null and void. Lessor's consent to any of the foregoing acts shall not constitute consent to any other similar act nor shall such consent relieve Lessee from its duty to fully perform all of its agreements, covenants and conditions set forth in such Lease.

17.   ASSIGNMENT BY LESSOR

      Lessee acknowledges that Lessor may (i) sell and assign its interest in each Lease, the Lease Payments due thereunder and the Equipment and Software listed therein, in whole or in part, to an assignee (the "Assignee") which may be represented by a bank or trust company acting as a trustee of such Assignee. LESSEE ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY LESSOR OR ANY ASSIGNEE SHALL NOT MATERIALLY CHANGE LESSEE'S OBLIGATIONS UNDER THE ASSIGNED LEASE.

      Any Assignee shall be entitled to enforce all the rights so assigned but shall be under no obligation to Lessee to perform any of Lessor's obligations under the assigned Lease, the sole remedy of Lessee being against Lessor with Lessee's rights against Lessor being unaffected except as provided herein.



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      Lessee agrees that upon notice of assignment of this Lease, it shall pay directly to the Assignee, unconditionally, all amounts which become due hereunder. Lessee specifically covenants and agrees that it will not assert against any Assignee any claims by way of abatement, defense, set-off, counterclaim, recoupment or otherwise which Lessee may have against Lessor or any third party, and LESSEE SHALL NOT ASSERT AGAINST SUCH ASSIGNEE IN ANY ACTION FOR LEASE PAYMENTS OR OTHER MONEYS PAYABLE HEREUNDER ANY DEFENSE EXCEPT THE DEFENSE OF PAYMENT TO SUCH ASSIGNEE.

18.   REPRESENTATIONS AND WARRANTIES OF LESSEE

      Lessee hereby represents, warrants and covenants that, with respect to this Agreement and each Lease executed pursuant hereto:

      (a) the execution, delivery and performance thereof by Lessee have been duly authorized by all necessary corporate action and shall not contravene any law or the provisions of any agreement to which Lessee is bound;

      (b) the individual executing such was duly authorized to do so;

      (c) this Agreement and each such Lease constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms;

      (d) all financial statements furnished to Lessor are true and correct in all material respects, and Lessee shall furnish Lessor with its annual audited financial statements and such other financial information as Lessor may reasonably request from time to time;

      (e) the Equipment is personal property and when subjected to use by the Lessee will not be or become a fixture under applicable law; and

      (f) the Equipment and/or Software will be used for business or commercial purposes only, and not for consumer, personal, home, family, or agricultural purposes.

19.   GENERAL INDEMNITY

      Lessee shall and does hereby agree to defend, indemnify and hold Lessor and any Assignee harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of or pertaining to the lease, possession, ownership, licensing, operation, control, use, maintenance, delivery or return of the Equipment and Software. Lessor and any Assignee may, at its option and at its sole expense, participate in any such action with counsel of its own choice. The provisions of this Section shall survive any expiration or other termination of this Agreement and any Lease.

20.   FURTHER ASSURANCES

      If requested by Lessor, Lessee shall promptly secure, execute, and/or deliver to Lessor such further documents and take such further action as Lessor shall deem necessary or desirable to carry out the intent and purpose of this Agreement or any Lease and to protect Lessor's interest in the Equipment and/or Software. Lessor is hereby authorized by Lessee, at Lessee's expense, to cause this Agreement, any Lease or any other statement or instrument showing the interest of Lessor and any Assignee in the Equipment to be filed and Lessee agrees to execute and deliver Uniform Commercial Code financing statements or other documents reasonably requested by Lessor for such purpose.

21.   NOTICES

      All notices and other communications made or required to be given under this Agreement and any Lease shall be in writing and shall be considered given upon receipt when sent certified mail, return receipt requested, postage prepaid, if to Lessor, at the address set forth in the Applicable Equipment Schedule with a copy to any Assignee at the address(es) set forth in any notice thereof given to Lessee, and if to Lessee, at the address set forth in the applicable Equipment Schedule or to such other address(es) as either party shall hereafter designate by notice to the other.

22.   DEFAULT

      The occurrence of any one or more of the following events (each herein called an "Event of Default") shall constitute a default under this Agreement:


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      (a) default by Lessee in the payment of any Lease Payments or other sum payable by Lessee under any Lease which continues for ten (10) days after the due date for such payment; or

      (b) default by Lessee or any guarantor of Lessee in the performance of any other term, covenant or condition of this Agreement or any Lease or guaranty of Lessee's obligations hereunder or thereunder; or the inaccuracy in any material respect of any representation or warranty made by Lessee or any such guarantor ("Guarantor") hereunder or thereunder or in any document or certificate furnished to Lessor in connection herewith or therewith, and such default or inaccuracy continues for a period of fifteen (15) days after written notice thereof from Lessor; or

      (c) Lessee or Guarantor shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver or either shall be appointed for Lessee or Guarantor or for a substantial part of its property without its consent, or bankruptcy, arrangement, reorganization or insolvency proceedings shall be instituted by or against Lessee or Guarantor, or Lessee or Guarantor shall dissolve or otherwise terminate its corporate existence or sell, transfer or dispose of all or substantially all of its assets or stock; or

      (d) Lessee shall be in default under any other lease, equipment schedule or other agreement at any time executed with Lessor or any Assignee.

23.   REMEDIES

      (a) Upon the occurrence of any one or more Events of Default (hereinafter the "Default Date"), and at any time thereafter, Lessor may, at its option and without notice, exercise any remedy afforded by law (including those of equitable relief) and/or any one or more of the following remedies: (i) enter the premises where the Equipment and/or Software is located and repossess the same without any process of law and without any liability for storage or otherwise (except that Lessor shall be liable for damages resulting from the negligence of Lessor or its agents in any such entry or repossession); (ii) terminate this Agreement upon written notice to Lessee, with respect to all or any Leases entered into hereunder (which termination shall be without prejudice to any of Lessor's other rights hereunder); (iii) demand immediate payment of the following which Lessor and Lessee expressly acknowledge and agree shall constitute fair damages for breach of this Lease ("Damages"): the sum of (x) the total amount of all Lease Payments payable from the Default Date to the end of the Initial Term (or if such Default Date occurs during any renewal thereof, then to the expiration of such renewal term), discounted to present value as of the Default Date, plus (y) the Equipment's anticipated residual value at the end of the Initial Term or if renewed, at the end of any renewal term, discounted to present value as of the Default Date, all of which shall become immediately due and payable; or (iv) retain, sell or lease the Equipment. If the Equipment is sold, then Lessor shall apply to the Damages the proceeds of such sale. If the equipment is re-leased, Lessor shall apply to the Damages the total stipulated lease payments under the new lease to the end of the initial Term of the Lease in default or any renewal term thereof if applicable, discounted to present value as of the Default Date. For the purposes of this Section 23, discounted present value shall be computed on the basis of the lease charge rate inherent in the Lease.

      (b) In any event, Lessee shall pay to Lessor on demand (i) all costs, including reasonable attorneys' fees incurred by Lessor in collecting any sums due from Lessee, or in protecting, repossessing, storing, moving, repairing, preparing for sale or lease and in selling or leasing the Equipment; (ii) all past due Lease Payments, late charges and other amounts due but unpaid as of the Default Date; and (iii) an amount equal to any increased tax liability to Lessor, including interest and penalties, arising from the loss to Lessor of any Federal tax benefits under the Internal Revenue Code of 1986, as may be amended, with respect to this Agreement or any Lease, including but not limited to any increased tax liability due to any disallowance or recapture of all or any portion of any Accelerated Cost Recovery System deductions or interest deductions whether such disallowance or recapture is caused by an Event of Default or by Lessor's exercise of any of its remedies hereunder.

      (c) Each of Lessor's remedies provided herein or by law, shall be cumulative to and not exclusive of every other remedy, and remedies may be exercised simultaneously or cumulatively in Lessor's discretion. No failure or delay by Lessor to exercise any right or remedy shall be a waiver thereof, nor shall any written waiver or consent extend to any instance other than the one for which it is given.



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24.   MISCELLANEOUS

      (a) Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment and/or Software except as set forth herein and in each Lease and that each such Lease, incorporating the terms of this Agreement, contains the entire agreement between Lessor and Lessee with respect thereto. Neither this Agreement nor any Lease may be altered, modified, terminated or discharged except by a writing signed by both parties.

      (b) TIME IS OF THE ESSENCE WITH RESPECT TO EACH LEASE EXECUTED PURSUANT HERETO.

      (c) The captions set forth herein and in each Equipment Schedule are for convenience only and shall not define or limit any of the terms herein or therein.

      (d) Each Lease shall become effective and binding as of the date each is accepted by Lessor in the Commonwealth of Massachusetts, and, upon such date, such Lease shall be binding upon and inure to the benefit of both parties hereto and their respective legal representatives, successors and assigns, unless otherwise expressly provided herein.

      (e) All agreements, representations, indemnities and warranties made by Lessee in this Agreement or any Lease, or any document delivered pursuant hereto or thereto shall be for the benefit of Lessor and any Assignee and shall survive the expiration or sooner termination of this Agreement or such Lease.

      (f) EACH OF LESSEE AND LESSOR WAIVES TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT, ANY LEASE EXECUTED PURSUANT HERETO, OR ANY TRANSACTION CONTEMPLATED HEREBY. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred on Lessee by Sections 508 through 522 of Article 2A of the Uniform Commercial Code. to the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment or Software in mitigation of Lessor's damages hereunder or which may otherwise limit or modify any of Lessor's rights or remedies hereunder. No omission or delay by Lessor at any time to enforce any right or remedy reserved to it or to require performance by Lessee of any of the terms, covenants or provisions of this Agreement or any Lease at the times designated herein or therein, shall be a waiver of any such right or remedy to which Lessor is entitled, nor shall it in any way affect the right of Lessor to thereafter enforce such provisions.

      (g) If any term or provision of this Agreement or any Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or such Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement and any such Lease shall be valid and enforceable to the fullest extent permitted by law.

      (h) If requested by Lessor, Lessee, upon execution of this Agreement and thereafter upon execution of each Lease shall provide Lessor with certified resolutions and an opinion from Lessee's counsel addressed to Lessor and if requested by Lessor to any Assignee with respect to the representations and warranties contained in this Agreement and such Lease and shall also supply such other documents as Lessor or such Assignee may reasonably request.

      (i) If more than one Lessee is named in this Agreement or in any Lease, the liability of each such Lessee shall be joint and several.

[Digital Financial Services Letterhead]

COUNTERPART NO. ___ OF ____ COUNTERPARTS

Schedule A (Tax Oriented)

Equipment Schedule No. 001 dated as of February 12, 1997 ("Lease")
To Master Lease Agreement No. 6672336 dated as of February 12, 1997 between Digital Financial Services and Amazon.Com, Inc. ("Agreement")

LESSEE:     LEGAL NAME:                Amazon.Com, Inc.
            TRADE NAME (if any):
            ADDRESS:                   1516 - 2nd Avenue, 4th Floor
                                       Seattle, WA  98101

            Address for Invoices:

            Person to Contact Regarding
Invoices:

LESSOR:     NAME:                      Digital Financial Services,
                                       a division of General Electric Capital
            ADDRESS:                   Corporation
                                       1400 Computer Drive
                                       Westborough, Massachusetts  01581
                                       Attention:  Operations Manager

A. The Latest Commencement Date for this Lease, as described in Section 7 of the Agreement, is May 12, 1997.

B.    LEASE PAYMENTS:

      Lessee agrees to pay Lease Payments pursuant to and in the manner stated in Section 3 of the Agreement. Unless Lessee has exercised the option in the following paragraph, the first Lease Payment shall be due and paid on the Commencement Date, and all subsequent Lease Payments shall be due and paid on the same day of each subsequent payment period in the amounts set forth below.

Payment Amount $26,173.41                       Payment Period Monthly

_____ Option to have Lease Payments due on the first day of the month: If the box at the beginning of this paragraph is checked, and Lessee has initialed its agreement at the bottom of this paragraph, then Lease Payments will be due on the first day of the month, commencing on the first day of the month following the Commencement Date (the "First Payment Due Date"). If this option is elected, Lessee agrees to pay interim rent equal to the Lease Payment prorated on a daily basis, for each day from the Commencement Date to the First Payment Due Date. Such interim rent payment will be due on the First Payment Due Date with the first Lease Payment.

_____ Lessee's Initials

C.    TERM:

      The Initial term of this Equipment Schedule shall be for a period of Thirty-Six (36) Months.

D.    END OF TERM OPTIONS; NOTICE:

      Lessee shall have the options to return the Equipment, purchase the Equipment or renew this Lease at the end of the Initial Term and each renewal period, if any, subject to the conditions described in this Lease. Lessee must provide Lessor with notice, at least ninety (90) days prior to the expiration of the Initial Term or then current renewal term (as applicable), of its intention to exercise an option to purchase or renew, or to return the Equipment in accordance with Section 10 of the Agreement ("Notice of Intent"). If such Notice of Intent is not provided to the Lessor at least ninety (90) days prior to the expiration of such term, Lessee shall continue to pay Lease Payments to Lessor in the amount and at the times specified during the Initial Term or such renewal term until the later of (i) the expiration of ninety days following Lessor's receipt of Lessee's Notice of Intent ("Notice Period"), or (ii) the purchase of the Equipment pursuant to Paragraph F of this Equipment Schedule or the return of the Equipment in accordance with Section 10 of the Agreement. If an option to renew is exercised, the renewal term shall commence upon the later of the expiration of the Notice Period or the expiration of the Initial Term or then current renewal term, if any.

E.    RENEWAL OPTIONS:

      Lessee shall have the right to renew this Lease as to all, but not less than all, of the Equipment and Software listed herein for three (3) successive periods of one (1) year each, upon the same terms and conditions contained herein, except that Lease Payments shall be the then fair market rental value thereof. Fair market rental value shall be determined by mutual agreement between Lessor and Lessee or if a dispute arises, then by an independent appraiser selected by Lessor, at Lessee's expense. Fair market rental value shall be paid on a monthly or yearly basis as directed by Lessor.

      Lessee's renewal options are contingent upon the following: (i) Lessee shall provide Lessor with Lessee's Notice of Intent to renew not less than ninety (90) days prior to the expiration of the Initial Term or the renewal term, as the case may be, and (ii) at the time of the giving of such notice and the commencement of said renewal term, no default or Event of Default hereunder or under the Agreement or any other agreement between Lessor and Lessee shall have occurred and be continuing, in Lessor's sole determination. Failure to exercise a preceding option shall preclude Lessee from exercising any subsequent options.

F.    PURCHASE OPTION:

      Subject to the conditions stated herein, Lessor hereby grants to Lessee a non-assignable option to purchase all, but not less than all, of the Equipment described in this Lease at the expiration of the Initial Term or any renewal hereof for an amount equal to the then fair market value of the Equipment (herein the "Option Price"). The fair market value of the Equipment shall be determined by mutual agreement between the parties or if a dispute arises, then by an independent appraiser selected by Lessor, at Lessee's expense.

      Lessee's right to purchase said Equipment is contingent upon all of the following:

      (i) no default or Event of Default on the part of Lessee under this Lease, the Agreement or any other agreement between Lessor and Lessee shall have occurred and be continuing in Lessor's sole determination; and

      (ii) Lessor shall have received Lessee's Notice of Intent to purchase at least ninety (90) days prior to the date upon which the Initial Term or renewal term expires, as the case may be; and

      (iii) at least thirty (30) days prior to the expiration date of the Initial Term or renewal term, as the case may be, Lessor shall have received in cash a sum equal to (i) the Option Price and (ii) all taxes, whether currently in existence or hereafter enacted, which shall be or become due and payable directly or indirectly as a result of the sale or transfer of the Equipment, except Lessee may provide Lessor with a certificate of exemption or other similar document with respect to such taxes.

      It is expressly understood by the parties hereto that any purchase hereunder SHALL BE WITHOUT REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, on the part of Lessor and that Lessor sells the Equipment hereunder on a "AS IS," "WHERE IS" basis.

G.    TAX INDEMNIFICATION:

      This Lease has been entered into on the assumption that Lessor shall be entitled to certain deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, including amendments as may occur (the "Code"), to an owner or property including without limitation, depreciation deductions and interest deductions with respect to any debt incurred to finance the purchase of the Equipment. If, as a result of any acts or omissions by Lessee or as a result of any changes in the Code (including any changes in the marginal-corporate income tax rate), the regulations issued thereunder or the administrative or judicial interpretations thereof, Lessor's projected after-tax economic return resulting from ownership and lease of the Equipment hereunder is reduced, then Lessee's Lease Payments shall be increased in an amount (based on Lessor's reasonable calculations) sufficient to provide the same net after-tax economic return as if such acts or omissions or changes had not occurred. Appropriate increases shall also be made in any applicable Stipulated Loss Value Rider to this Lease.

H.    ADDITIONAL TERMS:

      The terms contained on the Riders listed herein and attached hereto shall be applicable and constitute a part of this Lease: Float to Acceptance Rider and Rider No. II: TP Options, and Purchase Option Rider.

I.    MODIFICATIONS:

      In the event that additions and/or deletions to the Equipment and/or Software listed herein are made prior to the Commencement Date as a result of a written direction or change order issued by Lessee and accepted by Lessor, Lessee authorizes Lessor to modify the Equipment and Software listed in herein to reflect such additions or deletions and to adjust the Lease Payment amount and any other affected terms accordingly. Lessor will deliver to Lessee a written notice containing any final terms that differ from those set forth in this Equipment Schedule.

J.    MASTER LEASE AGREEMENT:

      This Lease is entered into pursuant to the Agreement identified above. Except to the extent expressly modified hereby, the parties hereto by their execution and delivery hereof, reaffirm and incorporate herein by reference all of the terms, covenants and conditions of said Agreement as if such terms, covenants and conditions were fully set forth in this Equipment Schedule. All of the capitalized words used herein or in the Riders annexed hereto shall have the meanings ascribed to them in the Agreement unless otherwise expressly stated herein or therein.

K.    EQUIPMENT AND SOFTWARE:

 EQUIPMENT:
  QUANTITY               MODEL NO./DESCRIPTION                  EQUIPMENT COST
  --------               ---------------------                  --------------

    2            DA-292FF-AA AlphaServer 8400 5/440 Dual           $771,546.20
                 Processor System w/peripherals per attached
                 Quote #979PT70274-03

    2            HSZ520-AF StorageWorks 64-MB Dual SCSI Array      $118,168.40
                 Controller w/peripherals per attached Quote
                 #979PT70275-02

    4            PB78S-FA RM AlphaServer 1000A 5/400 UNIX          $ 90,905.84
                 System BB w/peripherals per attached Quote
                 #979T70296-02

                                      Total Equipment Costs:       $980,620.44

  SOFTWARE:
  QUANTITY       MODEL NO./DESCRIPTION                             SOFTWARE LICENSE FEE
  --------       ---------------------                             --------------------

                            Total Equipment Costs:

                 Total Equipment Costs and Software License Fees:        $980,620.44


L.    LOCATION OF EQUIPMENT:

      ADDRESS:                1516 - 2nd Avenue, 4th Floor
      COUNTY:                 King County
      CITY, STATE & ZIP:      Seattle, WA 98101

M.    COUNTERPARTS:
      This Equipment Schedule may be executed in any number of counterparts, each of which shall be sequentially numbered. No security interest in this Lease may be created through the transfer or possession of any counterpart other than Counterpart No. 1 of this Equipment Schedule, but no transfer or possession of the Agreement will be required to create a security interest in the Lease evidenced by this Equipment Schedule.

LESSEE:     Amazon.Com, Inc.           LESSOR:  Digital Financial Services,
                                                a division of General Electric
                                                Capital Corporation

By:  Jeff P. Bezos                     By:
     --------------------------           -----------------------------------
      (Signature)                           (Signature)


      Jeff P. Bezos
      -------------------------           ----------------------------------
      (Print Or Type Name)                   (Print Or Type Name)

      President/CEO
      -------------------------           ----------------------------------
      (Print Or Type Name)                   (Print Or Type Name)

Federal Tax ID or Social Security Number:
            91-1646860
       ----------------------------------

-----------------------------------------------------------------------------

                         FLOAT TO ACCEPTANCE RIDER
-----------------------------------------------------------------------------


RE: Equipment Schedule No. 001 to Master Lease Agreement No. 6672336 between Amazon.Com, Inc. ("Lessee") and Digital Financial Services ("Lessor") dated February 12, 1997 (collectively, the "Lease").

Lessee acknowledges and agrees that the amount of the Lease or Rent Payments set forth in the Lease ("Payment Amount") is based on lease rate factors indexed to like-term United States Treasury Bond, Note or Bill ("Treasury Security") rates as published in The Wall Street Journal. The like-term Treasury Security rate for the indexed period is 6.09% as of February 8, 1997. If acceptance of the Equipment occurs after March 8, 1997, the lease rate factor applicable to the Payment Amount due under the Lease will be adjusted (up or down) by .00012 for every 25 basis point change occurring in the rate of such like-term Treasury Security from the rate quoted herein. The like-term Treasury Security rate published on the Monday prior to the acceptance of the Equipment will be the index used to fix the lease rate factor applicable to the Payment Amounts to be paid under the Lease. Once the lease rate factor is fixed as of the acceptance date of the Equipment in accordance with this paragraph, it will remain fixed for the duration of the Lease.

In the event of any change in Payment Amounts as a result of the foregoing, Lessee shall receive a notice from Lessor, promptly after Lessor's receipt of Lessee's Certificate of Acceptance, setting forth the new Monthly Payment Amount and describing the adjustment, and such notification shall constitute an amendment to the Lease.

Except as specifically set forth herein, all terms of the Lease shall remain unmodified and in full force and effect.


LESSEE:  Amazon.Com, Inc.



By:  Jeff P. Bezos
   --------------------------

Title:  President/CEO
Date:  2/17/97

                    PURCHASE OPTION RIDER TO SCHEDULE NO.001
                      TO MASTER LEASE AGREEMENT NO.6672330
                      BETWEEN AMAZON.COM, INC AS LESSEE AND
                      DIGITAL FINANCIAL SERVICES AS LESSOR


EARLY PURCHASE OPTION

With respect to the above referenced Schedule only (the "Lease") Lessor and Lessee agree that Lessee shall have the option described herein.

Lessee may, at any time after the twelfth payment due under the above-referenced Lease has been made, purchase the Equipment and terminate the Lease, provided that all conditions set forth below have been met.

Lessee's right to exercise this option is contingent upon all of the following:

      (i) No default or Event of Default on the part of Lessee under the Lease or the above-referenced Master Lease Agreement shall have occurred and be continuing;

      (ii) Lessor shall have received Lessee's notice of intent to exercise this option to terminate at least ninety (90) days prior the date upon which Lessee wishes to terminate the Lease (the "Termination Date"); and

      (iii) On or prior to the Termination Date, Lessor shall have received in cash a sum equal to (a) Eight Hundred Thousand Dollars ($800,000.00), and (b) all taxes, whether currently in existence or hereafter enacted, which shall be or become due and payable directly or indirectly as a result of the purchase of the Equipment or termination of the Lease.

Upon the satisfaction of the foregoing conditions, and receipt by Lessor of all amounts described in clause (iii) above, the Lease shall terminate and title to the Equipment shall vest in Lessee, free and clear of any claim or lien by Lessor. Such purchase by Lessee shall be otherwise on an "AS IS, WHERE IS" basis, without representations or warranties, express or implied, on the part of Lessor. Notwithstanding the termination of the Lease, however, Lessee shall remain liable for any taxes imposed on the Lease or the Equipment with respect to the period during which the Lease is in effect.

AMAZON.COM, INC., Lessee               DIGITAL FINANCIAL SERVICES, a
                                       division of General Electric Capital
                                       Corporation, Lessor

BY:  Jeff P. Bezos                     BY:
   ------------------------------         -----------------------------------
NAME:  Jeff P. Bezos                   NAME:
TITLE:  President/CEO                       ---------------------------------
DATE:  2/17/97                         TITLE:
                                             --------------------------------
                                       DATE:
                                             --------------------------------

--------------------------------------------------------------------------------
                          LEASEWORKS/TPOPTION(TM) RIDER
--------------------------------------------------------------------------------



      Rider No. II to Equipment Schedule No. 001 dated February 12, 1997 to Master Lease Agreement No. 6672336 dated as of February 12, 1997 between Digital Financial Services as Lessor and Amazon.Com, Inc. as Lessee (collectively, the "Lease").

      With respect to the above-referenced Lease and Equipment subject thereto, Lessee may exercise any of the options described herein in accordance with the terms and procedures established for the exercise of such option as more fully described below.

A.    OpenTimetable(TM) Technology Refreshment Option:

Beginning six (6) months after the Commencement Date of the Lease and at any time thereafter until three (3) months prior to the expiration of the Lease, Lessee may upgrade the Equipment or otherwise migrate to new technology with no increase in the amount of the Lease Payment due from Lessee each month, under the following terms and conditions:

1. Lessee shall provide Lessor with ninety (90) days prior written notice of its intent to exercise this option as of a future Lease Payment Date ("Option Exercise Date").

2. All Equipment shall be returned to Lessor in compliance with the Equipment return provisions of the Lease as of the Option Exercise Date.

3. Lessee shall enter into a new lease ("New Lease") with DFS, commencing on the Option Exercise Date, for the same time period and at the same Lease Payment as the original Lease (and otherwise on mutually satisfactory terms and conditions), for new equipment selected by Lessee to be purchased by Lessor in accordance with the terms of the New Lease with a total cost to Lessor of an amount not to exceed the amount set forth in the attached LeaseWorks/TPOptions Rider Table ("TPOptions Table") under the heading "Open Timetable Technology Refreshment Option" for the applicable Option Exercise Date.

4. The OpenTimetable Technology Refreshment Option amounts set forth on the TPOptions Table are derived from a lease rate factor indexed to like-term Treasury Bonds, Notes and Bills as published in the Wall Street Journal. The lease rate factor (and subsequent payment) will be adjusted (up or down) by .00012 for every 25 basis point change occurring in the applicable Treasury Bond, Note or Bill from February 8, 1997 to the Monday prior to the date of acceptance of the new or additional equipment leased pursuant to the New Lease ("New Acceptance Date").

5. If Lessee wants to exercise the OpenTimetable Technology Refreshment Option and has previously exercised a New Capacity Option, the appropriate amount set forth on the TPOptions Table will be reduced by any outstanding New Capacity Option amount, discounted to present value at the prime lending rate announced by The Chase Manhattan Bank at its head office in New York ("Prime Rate") in effect on the New Capacity Option Exercise Date, as of the New Acceptance Date of the New Lease resulting from the subsequent OpenTimetable Technology Refreshment Option.

6. Lessee shall continue to make Lease Payments under the original Lease until the New Acceptance Date.

7. Lessee's right to exercise this OpenTimetable Technology Refreshment Option is subject to the following:

      (a) Lessee shall not be in default under the Lease or any other agreement with Lessor;

      (b) Lessee's then current financial condition must be satisfactory to Lessor, in Lessor's sole discretion; and

      (c) Equipment subject to any New Lease entered into pursuant to this OpenTimetable Technology Refreshment Option shall consist of equipment sold or distributed by Digital Equipment Corporation.



B.    New Capacity Option:

Beginning six (6) months after the Commencement Date of the Lease, and at any time thereafter until six (6) months prior to the expiration of the Lease, Lessee may lease additional equipment to be purchased by Lessor for lease to Lessee on a co-terminous basis with the original Lease under the following terms and conditions:

1. Lessee shall enter into a new lease with Lessor for additional equipment, co-terminous with the original Lease, at Lease Payments derived from the lease rate factors set forth on the TPOptions Table under the heading "New Capacity Option", and otherwise on mutually satisfactory terms and conditions ("Coterminous Lease").

2. The New Capacity Option lease rate factors set forth on the TPOptions Table are indexed to like-term Treasury Bonds, Notes and Bills as published in the Wall Street Journal. The lease rate factor applicable to the Coterminous Lease will be adjusted (up or down) by .00012 for every 25 basis point change occurring in the applicable Treasury Bond, Note or Bill from February 8, 1997 to the Monday prior to the acceptance date of the equipment subject to the Coterminous Lease.

3. Lessee's right to exercise the New Capacity Option is subject to the following:

      (a) Lessee shall not be in default under the Lease or any other agreement with Lessor;

      (b) Lessee's then current financial condition must be satisfactory to Lessor, in Lessor's sole discretion; and

      (c) Equipment to be leased under any Coterminous Lease entered into pursuant to this New Capacity Option shall consist of hardware products sold or distributed by Digital Equipment Corporation.



C.    Technology Exit Option

Beginning twelve (12) months after the Commencement Date of the Lease, at six
(6) month intervals until six (6) months prior to the expiration of the Lease, Lessee may terminate the Lease under the following terms and conditions:

1. Lessee shall provide Lessor with ninety (90) days prior written notice of its intent to exercise this option as of a particular date for which the Technology Exit Option is available as set forth in the TPOptions Table ("Option Exercise Date");

2. The Equipment shall be returned to Lessor on or prior to the Option Exercise Date in compliance with the Equipment returns provisions of the Lease;

3. On or prior to the Option Exercise Date, Lessee shall pay to Lessor the amount specified on the TPOptions Table under the heading "Technology Exit Option" and any other amounts then due or owing under the Lease, including any taxes imposed on the Lease or Equipment prior to the Option Exercise Date; and

4. If Lessee wants to exercise the Technology Exit Option and has previously exercised a New Capacity Option, the appropriate amount in the TPOptions Table will be increased by the present value of any outstanding New Capacity Option amount, discounted to present value at the Prime Rate as of the Option Exercise Date of the prior New Capacity Option.

Except as specifically set forth herein, all terms and conditions of the Lease are hereby ratified and confirmed without modification, and remain in full force and effect.



LESSEE:  Amazon.Com, Inc.              LESSOR:  Digital Financial Services,
                                             a division of General Electric
                                             Capital Corporation


By:  Jeff P. Bezos                     By:
    ----------------------------          ---------------------------------
Name:  Jeff P. Bezos                   Name:
     ---------------------------            -------------------------------
Title:  President/CEO                  Title:
      --------------------------             ------------------------------
Date:  2/17/97                         Date:
      --------------------------            -------------------------------

                                 TPOPTIONS TABLE


       After          OpenTimetable           New             Technology
      Payment           Technology          Capacity             Exit
      Number           Refreshment           Option             Option
                          Option
      -------         --------------        --------          ----------
        1
        2
        3
        4
        5
        6               $199,421.43          0.03707
        7               $217,664.53          0.03815
        8               $236,076.72          0.03931
        9               $254,659.52          0.04056
       10               $273,414.51          0.04191
       11               $292,343.26          0.04336
       12               $311,447.38          0.04494          $575,882.81
       13               $294,837.77          0.04715
       14               $311,551.77          0.04902
       15               $328,446.07          0.05107
       16               $345,522.35          0.05332
       17               $362,782.32          0.05581
       18               $380,227.71          0.05858          $441,703.83
       19               $397,860.27          0.06167
       20               $415,681.78          0.06516
       21               $433,694.02          0.06911
       22               $451,898.83          0.07362
       23               $470,298.04          0.07883
       24               $488,893.51          0.08491          $301,198.25
       25               $478,946.77          0.09209
       26               $498,226.45          0.10072
       27               $517,708.11          0.11126
       28               $537,393.71          0.12445
       29               $557,285.20          0.14140
       30               $577,384.59          0.16400          $157,040.46
       31               $597,693.89
       32               $618,215.13
       33               $638,950.37
       34
       35
       36



*Calculations will be adjusted to reflect any sales tax added to the transaction up front


                                   Amazon.com

[Digital Financial Services Letterhead]

February 17, 1997

Jeffrey P. Bezos
Amazon.com, Inc.
2250 First Avenue
Seattle, Washington  98134

Re: Equipment Schedule No.001 to Master Lease Agreement No.6672330 between Amazon.com, Inc. as Lessee and Digital Financial Services as Lessor.

Dear Mr. Bezos:

The following changes have been made to the above-referenced agreement. This is your notification that these changes will be part of the lease.

The following will be added to the lease:

Qty         Model #         Equipment Cost
---         -------         --------------
2           H879-AA            $  132.00
2           BA35R-MR           $3,281.60
6           BA36R-AF           $5,995.20
6           BA36R-AR           $5,515.20
12          BA35X-HG           $1,641.60
12          BN21H-02           $1,080.00

The total amount financed will change from 980,620.44 to $998,266.04.

The monthly payment will change from $26,173.41 to $26,689.72.

The cash sum as noted in paragraph (iii) of the Purchase Option Rider will change from $800,000.00 to $815,000.00.

The TPOptions table will be replaced with the attached TPOptions table.

All other terms will remain unmodified and in full force and effect.

Please acknowledge your acceptance of these changes by signing as indicated below. This document will then become part of the lease schedule.

Very truly yours,                         Accepted and Agreed to:



                                          By: Jeff P. Bezos
Tamara Lowensohn                             ----------------------------

Digital Financial Services                Title:  President/CEO
                                                -------------------------

                              TPOptions Table

    After           OpenTimetable               New              Technology
   Payment           Technology               Capacity              Exit
   Number            Refreshment               Option              Option
                       Option
   -------          -------------             --------           ----------
     1
     2
     3
     4
     5
     6               $  203,781.94               0.03707
     7               $  222,401.27               0.03815
     8               $  241,193.18               0.03931
     9               $  260,159.24               0.04056
    10               $  279,301.03               0.04191
    11               $  298,620.18               0.04336
    12               $  318,118.32               0.04494          $ 587,242.97
    13               $  301,293.84               0.04715
    14               $  318,293.25               0.04902
    15               $  335,476.69               0.05107
    16               $  352,845.87               0.05332
    17               $  370,402.53               0.05581
    18               $  388,148.45               0.05858          $ 450,417.11
    19               $  406,085.41               0.06167
    20               $  424,215.22               0.06516
    21               $  442,539.71               0.06911
    22               $  461,060.74               0.07362
    23               $  479,780.18               0.07883
    24               $  498,699.95               0.08491          $ 307,139.84
    25               $  488,830.64               0.09209
    26               $  508,514.54               0.10072
    27               $  528,404.60               0.11126
    28               $  548,502.80               0.12445
    29               $  568,811.16               0.14140
    30               $  589,331.71               0.16400          $ 160,138.32
    31               $  610,066.51
    32               $  631,017.62
    33               $  652,187.16
    34
    35
    36

o Calculations will be adjusted to reflect any sales tax added to the transaction up front

                                   Amazon.com